                                                                     Exhibit 4.2

                            DOMINION RESOURCES, INC.
                                     Issuer

                                       TO

                               JPMORGAN CHASE BANK
                  (formerly known as The Chase Manhattan Bank)
                                     Trustee

                            -------------------------

                       Twenty-Third Supplemental Indenture

                          Dated as of December 1, 2003

                            -------------------------

                                  $200,000,000

                  2003 Series G 2.125% Convertible Senior Notes

                                    Due 2023

                               TABLE OF CONTENTS*


                                   ARTICLE I
             2003 SERIES G 2.125% CONVERTIBLE SENIOR NOTES DUE 2023

SECTION 101.      Establishment .............................................   1
SECTION 102.      Definitions ...............................................   2
SECTION 103.      Payment of Principal and Interest .........................   8
SECTION 104.      Denominations .............................................   9
SECTION 105.      Global Securities .........................................   9
SECTION 106.      Optional Redemption .......................................  10
SECTION 107.      Purchase Upon a Fundamental Change ........................  10
SECTION 108.      Purchase at the Option of the Holder ......................  11
SECTION 109.      Further Conditions and Procedures for Purchase ............  12
SECTION 110.      Conversion of the Series G Senior Notes ...................  17
SECTION 111.      Additional Events of Default ..............................  28
SECTION 112.      Amendments; Waiver ........................................  28
SECTION 113.      Register of Securities; Paying Agent; Conversion Agent ....  28
SECTION 114.      Calculations ..............................................  29
SECTION 115.      Tax Treatment .............................................  29
SECTION 116.      Sinking Fund ..............................................  30
SECTION 117.      Additional Interest .......................................  30
SECTION 118.      Limitation on Liens .......................................  30

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

SECTION 201.      Recitals by Company .......................................  32
SECTION 202.      Ratification and Incorporation of Original Indenture ......  32
SECTION 203.      Executed in Counterparts ..................................  33
SECTION 204.      Assignment ................................................  33

_________________
     * This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

         THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE is made as of the first day of December, 2003, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the "Company"), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN
BANK), a New York banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 2000 (the "Original Indenture"), as heretofore supplemented and amended, with the Trustee;

         WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Twenty-Third Supplemental Indenture, is herein called the "Indenture";

         WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

         WHEREAS, the Company proposes to create under the Indenture a series of Securities;

         WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
             2003 SERIES G 2.125% CONVERTIBLE SENIOR NOTES due 2023

         SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 2003 Series G 2.125% Convertible Senior Notes Due 2023 (the "Series G Senior Notes").

         There are to be authenticated and delivered $200,000,000 principal amount of Series G Senior Notes (up to $220,000,000 if the Underwriters exercise the over-allotment option granted to them pursuant to Section 4 of the Underwriting Agreement), and such principal amount of the Series G Senior Notes may be increased from time to time pursuant to Section 301(2) of the Indenture. All Series G Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series G

Senior Notes. Any such additional Series G Senior Notes will have the same interest rate, maturity and other terms as, and will be fungible with (including, without limitation, the United States federal income and withholding tax treatment and consequences thereof), those initially issued. Further Series G Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905, 1107 or 1305 of the Original Indenture or Section 106(e), 109(f) or 110(c)(iv) hereof.

         The Series G Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series G Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series G Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series G Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Applicable Five Day Trading Period" means, with respect to any Interest Period, the five Trading Days immediately preceding the first day of such Interest Period.

         "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

         "Company Purchase Notice" has the meaning provided in Section 109(a) hereof.

         "Company Purchase Notice Date" has the meaning provided in Section 109(a) hereof.

         "Contingent Interest" has the meaning provided in Section 103(b) hereof.

         "Contingent Payment Regulations" has the meaning provided in Section 115 hereof.

         "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Series G Senior Notes may be presented for conversion.

         "Conversion Date" has the meaning provided in Section 110(c)(i) hereof.

         "Conversion Price" means $1,000 divided by the Conversion Rate, initially $73.6025 per share of Common Stock.

         "Conversion Rate" has the meaning provided in Section 110(b) hereof.

         "Current Market Price" per share of Common Stock on any day means the average of the daily Last Reported Sale Price for the five consecutive Trading Days ending on the earlier of the day in question (including upon the occurrence of a Fundamental Change) and the day before the "ex date" with respect to the issuance or distribution requiring such computation. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

         "Distributed Securities" has the meaning provided in Section 110(g)(iv) hereof.

         "Expiration Time" has the meaning provided in Section 110(g)(vi) hereof.

         "Fundamental Change" will be deemed to have occurred at the time after the Original Issue Date that any of the following occurs:

                  (i) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's common equity representing more than 50% of the voting power of the Company's common equity entitled to vote generally in the election of directors; or

                  (ii) consummation of any share exchange, consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of the Company's common equity immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change.

                  A Fundamental Change will not be deemed to have occurred in respect of either of the foregoing, however, if either:

                  (i) the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Series G Senior Notes immediately before the Fundamental Change or the public announcement thereof, or

                  (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq

         National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Series G Senior Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

                  For purposes of the definition of "Fundamental Change," the term capital stock of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations, or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Fundamental Change Purchase Date" has the meaning provided in Section 107(a) hereof.

         "Fundamental Change Purchase Notice" has the meaning provided in
Section 107(b)(i) hereof.

         "Fundamental Change Purchase Price" has the meaning provided in Section 107(a) hereof.

         "interest" includes Contingent Interest, if any.

         "Interest Payment Dates" means June 15 and December 15 of each year, commencing on June 15, 2004.

         "Interest Period" means any six-month period from June 15 to December 14 and from December 15 to June 14, as appropriate, commencing with the six-month period beginning December 15, 2006.

         "Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

         "Lien" means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

         "Material Subsidiary" means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis.

         "Original Issue Date" means December 11, 2003.

         "Outstanding", when used with respect to the Series G Senior Notes, means, as of the date of determination, all Series G Senior Notes, theretofore authenticated and delivered under the Indenture, except:

                  (i) Series G Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation (whether upon conversion into Common Stock, upon redemption or otherwise;

                  (ii) Series G Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 402 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series G Senior Notes provided that, if such Series G Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Original Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Series G Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Original Indenture;

                  (iv)  Series G Senior Notes that have been paid pursuant to
         Section 306 of the Original Indenture or in exchange for or in lieu of which other Series G Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series G Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series G Senior Notes are held by a bona fide purchaser in whose hands such Series G Senior Notes are valid obligations of the Company; and

                  (v) Series G Senior Notes converted as contemplated by this Twenty-Third Supplemental Indenture pursuant to Section 110 hereof;

                  provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series G Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Series G Senior Notes for quorum purposes, Series G Senior Notes owned by the Company or any other obligor upon the Series G Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series G Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Series G Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Series G Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series G Senior Notes or an Affiliate of the Company or such other obligor.

         "Principal Property" means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

         "Put Date" has the meaning provided in Section 108(a) hereof.

         "Put Notice" has the meaning provided in Section 108(b)(i) hereof.

         "Purchase Price" means an amount equal to the principal amount of the Series G Senior Notes to be purchased plus any accrued and unpaid interest to but excluding the Put Date as set forth in Section 108.

         "Purchased Shares" has the meaning provided in Section 110(g)(vi) hereof.

         "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         "Redemption Date" has the meaning provided in Section 106(a) hereof.

         "Redemption Price" has the meaning provided in Section 106(a) hereof.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series G Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15/th/ calendar day (whether or not a Business Day) preceding such Interest Payment Date.

         "Rights" has the meaning provided in Section 110(f) hereof.

         "Rights Agreement" has the meaning provided in Section 110(f) hereof.

         "Special Record Date" has the meaning provided in Section 103 hereof.

         "Spin-off Market Price" per share of Common Stock of the Company or the capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex date" with respect to the issuance or distribution requiring such computation. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the exchange or in the market in which the security trades without the right to receive such issuance or distribution.

         "Stated Maturity" means December 15, 2023.

         "Tax Original Issue Discount" means the amount of ordinary interest income on a Series G Senior Note that must be accrued as original issue discount for United States federal income tax purposes pursuant to Treas. Reg. Sec. 1.1275-4.

         "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the Nasdaq National Market or another U.S. national or regional securities exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or such other national or regional securities exchange, as the case may be, is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         "Trading Price" means the price of the Series G Senior Notes as determined by the Company. The Company may determine the Trading Price based upon the average of the secondary market bid quotations, as of any date of determination, per $1,000 principal amount of Series G Senior Notes obtained by a bid solicitation agent appointed by the Company for $10 million principal amount of Series G Senior Notes at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers (none of which shall be an Affiliate of the Company) in The City of New York (or such other place that may be determined from time to time by the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the bid solicitation agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Series G Senior Notes as of such determination date, then the Trading Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 110(g),
Section 110(h)(iii) or Section 110(h)(iv) of this Twenty-Third Supplemental Indenture.

         "Trigger Event" has the meaning provided in Section 110(g)(iv) hereof.

         "Underwriters" has the meaning provided in the Underwriting Agreement.

         "Underwriting Agreement" means the Underwriting Agreement dated December 3, 2003 among Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., ABN AMRO Rothschild LLC, KBC Financial Products USA Inc., Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc. and the Company relating to the purchase and sale of the Series G Senior Notes.

         SECTION 103. Payment of Principal and Interest. (a) The principal of the Series G Senior Notes shall be due at the Stated Maturity (unless earlier redeemed, converted or purchased by the Company). The unpaid principal amount of the Series G Senior Notes shall bear interest at the rate of 2.125% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series G Senior Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series G Senior Notes are registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture)(a "Special Record Date"), notice whereof shall be given to Holders of the Series G Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series G Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         (b) In addition, contingent interest ("Contingent Interest"), if any, will accrue on each Series G Senior Note during any six-month period from December 15 to June 14 and from June 15 to December 14, as appropriate, commencing with the six-month period beginning December 15, 2006, if the average Trading Price for each $1,000 principal amount of the Series G Senior Notes for the Applicable Five Day Trading Period with respect to such Interest Period equals 120% or more of such principal amount of Series G Senior Notes. The amount of Contingent Interest payable per $1,000 principal amount of Series G Senior Notes in respect of any such Interest Period shall equal 0.25% of the average Trading Price for each $1,000 principal amount of the Series G Senior Notes for the Applicable Five Day Trading Period with respect to such Interest Period. Contingent Interest, if any, will accrue from December 15 or June 15, as applicable, and will be payable in the same manner, at the same times and to the same Persons as ordinary interest. Upon determination that Holders of the Series G Senior Notes will be entitled to receive Contingent Interest during an Interest Period, as promptly as practicable after such determination, the Company shall provide notice thereof to the Holders of the Series G Senior Notes.

         (c) Payments of interest on the Series G Senior Notes will include interest accrued to but excluding the respective Interest Payment Date, Redemption Date, Put Date or Fundamental Change Purchase Date, as the case may be. Interest payments for the Series G Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Series G Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

         (d) Payment of the principal and interest on the Series G Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. If any date on which principal and interest is payable on the Series G Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

         SECTION 104. Denominations. The Series G Senior Notes may be issued in denominations of $1,000, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series G Senior Notes will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series G Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series G Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series G Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series G Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series G Senior Notes registered in such names as the Depositary shall direct.

         SECTION 106. Optional Redemption. (a) On or after December 20, 2006, the Series G Senior Notes shall be redeemable, in whole or from time to time in part, at the option of the Company on any date (a "Redemption Date"), at a redemption price equal to 100% of the principal amount of the Series G Senior Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Redemption Date (the "Redemption Price").

         (b) The Company shall notify each Holder of the redemption in the manner provided in Section 1104 of the Original Indenture.

         (c) If any Series G Senior Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Series G Senior Notes so selected, the converted portion of such Series G Senior Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Series G Senior Notes to be redeemed by the Company, to be the portion selected for redemption. Series G Senior Notes which have been converted during a selection of Series G Senior Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this
Section 106(c) shall affect the right of any Holder to convert any Series G Senior Notes before the termination of the conversion right with respect thereto.

         (d) In addition to those matters set forth in Section 1104 of the Indenture, a notice of redemption sent to the Holders of Series G Senior Notes shall state:

                  (i)   the name of the Paying Agent and Conversion Agent;

                  (ii)  the then current Conversion Rate;

                  (iii) that the Series G Senior Notes called for redemption may be converted at any time prior to the close of business on the Business Day immediately preceding the Redemption Date; and

                  (iv) that Holders who wish to convert Series G Senior Notes must comply with the procedures in Section 110 of this Twenty-Third Supplemental Indenture and the fourth through ninth paragraphs of the reverse of the Series G Senior Notes.

         (e) In the event of the redemption of the Series G Senior Notes in part only, a new Series G Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

         SECTION 107. Purchase Upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Series G Senior Notes for cash on the date designated by the Company that is no later than 30 days after the date of the Company Purchase Notice of the occurrence of such Fundamental Change (subject to extension if necessary to comply with applicable law, as provided in Section 109(g)) (the "Fundamental Change Purchase Date"). The Company shall purchase such Series G Senior Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Series G Senior Notes to be purchased plus any accrued and unpaid interest on the principal amount to be purchased to but excluding the Fundamental Change Purchase Date. No Series G Senior Notes may be purchased at the option of the Holders due to a Fundamental Change if the principal amount of the Series G Senior Notes has been accelerated and such acceleration has not been rescinded.

         (b) For a Series G Senior Note to be so purchased at the option of the Holder pursuant to this Section 107, the Paying Agent must receive:

                  (i) a written notice of purchase (a "Fundamental Change Purchase Notice") substantially in the form entitled "Form of Fundamental Change Purchase Notice" on the reverse of the Series G Senior Note duly completed, on or before the close of business on the fifth Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

                           (1) if certificated, the certificate numbers of the
                  Series G Senior Notes which the Holder shall deliver to be purchased;

                           (2) the portion of the principal amount of the Series
                  G Senior Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                           (3) that such Series G Senior Notes shall be
                  purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Series G Senior Notes and in the Indenture;

                  (ii) delivery or book-entry transfer of such Series G Senior Notes prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 107 only if the Series G Senior Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

         SECTION 108. Purchase at the Option of the Holder. (a) On each of December 15, 2006, December 15, 2008, December 15, 2013 and December 15, 2018 (each, a "Put Date"), each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Series G Senior Notes for cash. The Company shall purchase such Series G Senior Notes at a price equal to 100% of the principal amount of the Series G Senior Notes to be purchased plus any accrued and unpaid interest on the principal amount to be purchased to but excluding the Put Date.

         (b) For a Series G Senior Note to be so purchased at the option of the Holder, the Paying Agent must receive:

                  (i) a written notice of purchase (a "Put Notice") substantially in the form entitled "Form of Put Notice" on the reverse of the Series G Senior Note duly completed, at any time from the opening of business on the date that is 25 Business Days prior to a Put Date until the close of business on the fifth Business Day prior to such Put Date. The Put Notice shall state:

                           (1) if certificated, the certificate numbers of the
                  Series G Senior Notes which the Holder shall deliver to be purchased;

                           (2) the portion of the principal amount of the Series
                  G Senior Notes which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                           (3) that such Series G Senior Notes shall be
                  purchased as of the Put Date pursuant to the terms and conditions specified in the Series G Senior Notes and in the Indenture; and

                  (ii) delivery or book-entry transfer of such Series G Senior Notes to the Paying Agent prior to, on or after the Put Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 108 only if the Series G Senior Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Put Notice.

         SECTION 109. Further Conditions and Procedures for Purchase. (a) The Company shall send notices (each, a "Company Purchase Notice") to the Holders (and to beneficial owners if required by applicable law) at their addresses shown in the Series G Senior Note register maintained by the Security Registrar, and shall deliver a copy of each such notice to the Trustee and Paying Agent, not less than 30 Business Days prior to each Put Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Purchase Notice Date"). Any such notice delivered to the Trustee and the Paying Agent with respect to a Fundamental Change shall be accompanied by an Officers' Certificate certifying that a Fundamental Change has occurred and as to the date of the occurrence thereof, on which Certificate the Trustee and the Paying Agent may conclusively rely. Each Company Purchase Notice shall include a form of Put Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

                           (i) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Series G Senior Notes on the applicable Put Date or Fundamental Change Purchase Date;

                           (ii) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

                           (iii) the Put Date or Fundamental Change Purchase
                  Date;

                           (iv) the last date on which a Holder may exercise its purchase right;

                           (v) the name and address of the Paying Agent and the Conversion Agent;

                           (vi) that Series G Senior Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

                           (vii) that Series G Senior Notes as to which a Put Notice or Fundamental Change Purchase Notice has been given by the Holder to the Company may be converted only if the applicable Put Notice or Fundamental Change Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Twenty-Third Supplemental Indenture; provided that the Series G Senior Notes are otherwise convertible in accordance with the fourth through ninth paragraphs of the reverse of the Series G Senior Notes;

                           (viii) that the Purchase Price or Fundamental Change
                  Purchase Price for any Series G Senior Notes as to which a Put Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Put Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Series G Senior Notes;

                           (ix) the procedures the Holder must follow under Sections 107 or 108, as applicable, and Section 109;

                           (x) briefly, the conversion rights of the Series G Senior Notes and whether, at the time of such notice, the Series G Senior Notes are eligible for conversion;

                           (xi) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Series G Senior Notes covered by any Put Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Put Date or Fundamental Change Purchase Date, as applicable;

                           (xii) the CUSIP and, if applicable, the ISIN number of the Series G Senior Notes; and

                           (xiii) the procedures for withdrawing a Put Notice or
                  Fundamental Change Purchase Notice.

         At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Purchase Notice in the Company's name; provided, however, that, in all cases, the text of the Company Purchase Notice shall be prepared by the Company.

         (b) Upon receipt by the Paying Agent on behalf of the Company from the Holder of the Fundamental Change Purchase Notice or the Put Notice specified in
Section 107(b)(i) or Section 108(b)(i), as applicable, the Holder of the Series G Senior Notes in respect of which such Fundamental Change Purchase Notice or the Put Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or the Put Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change

Purchase Price or the Purchase Price with respect to such Series G Senior Notes. Such Fundamental Change Purchase Price or Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Put Date, as the case may be, with respect to such Series G Senior Notes (provided the conditions in Section 107(b) or Section 108(b), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Series G Senior Notes to the Paying Agent by the Holder thereof in the manner required by Section 107(b)(ii) or Section 108(b)(ii), as applicable.

         Series G Senior Notes in respect of which a Fundamental Change Purchase Notice or Put Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice or Put Notice, as the case may be, unless such Fundamental Change Purchase Notice or Put Notice, as the case may be, has first been validly withdrawn or deemed to have been validly withdrawn as specified in Section 109(c) or (e); provided that the Series G Senior Notes are otherwise convertible in accordance with the fourth through ninth paragraphs of the reverse of the Series G Senior Notes.

         On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date or the Put Date, as the case may be, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price or the aggregate Purchase Price, as the case may be, of the Series G Senior Notes to be purchased pursuant to Section 107 or Section 108, as applicable. Payment by the Paying Agent of such Fundamental Change Purchase Price or Purchase Price for such Series G Senior Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the Put Date, as the case may be, or the time of book-entry transfer or delivery of such Series G Senior Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price or Purchase Price, as the case may be, of such Series G Senior Notes on the Fundamental Change Purchase Date or the Put Date, as the case may be, then, on and after such date, such Series G Senior Notes shall cease to be Outstanding and interest (including any Contingent Interest) on such Series G Senior Notes shall cease to accrue, whether or not book-entry transfer of such Series G Senior Notes is made or such Series G Senior Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or the Purchase Price, as the case may be, upon delivery or transfer of the Series G Senior Notes). Nothing herein shall preclude the Company's withholding any tax required by law.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price or the Purchase Price, as the case may be, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it pursuant to this Section 109 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of any Series G Senior Notes for purchase shall be determined by the Company, whose determination shall be final and binding, absent manifest error.

         (c) A Put Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the fifth Business Day prior to the Put Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

                  (i) if certificated, the certificate number of the Series G Senior Notes in respect of which such notice of withdrawal is being submitted;

                  (ii) the principal amount of the Series G Senior Notes with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Series G Senior Notes which remains subject to the Put Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be transferred or delivered for purchase by the Company.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Put Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

         (d) Notwithstanding the requirements of Sections 107 or 108 and this
Section 109, if the Series G Senior Notes are represented by Global Securities in book-entry form the appropriate procedures of the Depositary must be complied with for any purchase upon a Fundamental Change or Put Option.

         (e) There shall be no purchase of any Series G Senior Notes pursuant to
Section 107 or Section 108 if the principal amount of the Series G Senior Notes has been accelerated and such acceleration has not been rescinded. The Paying Agent shall promptly return to the respective Holders thereof any Series G Senior Notes (x) with respect to which a Put Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Twenty-Third Supplemental Indenture, or (y) if the principal amount of the Series G Senior Notes has been accelerated and such acceleration has not been rescinded, in which case, upon such return, the Put Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         (f) Any Series G Senior Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent, if any, shall authenticate and deliver to the Holder of such Series G Senior Notes, without service charge, a new Series G Senior Note or Series G Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Series G Senior Notes so surrendered which is not purchased.

         (g) In connection with any offer to purchase Series G Senior Notes under Sections 107 or 108 hereof, the Company shall, to the extent applicable,
(i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable and
(iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Sections 107, 108 or this Section 109 to be exercised in the manner specified in Sections 107, 108 or this Section 109; provided, however, that the Company shall not take any action in violation of any applicable federal or state securities laws.

         (h) The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in Section 1003 of the Original Indenture, together with any unclaimed interest (including any Contingent Interest, if any), held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 109(b) exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Series G Senior Notes or portions thereof which the Company is obligated to purchase as of the Put Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Put Date or Fundamental Change Purchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

         (i) In any case where a Put Date or a Fundamental Change Purchase Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or the Series G Senior Notes) payment of interest and the Purchase Price or the Fundamental Change Purchase Price, as the case may be, need not be made at such Place of Payment on such date (provided that all other conditions therefor have been complied with), but may be made on the next succeeding Business Day at such Place of Payment (provided that such conditions have been complied with) with the same force and effect as if made on the Put Date or the Fundamental Change Purchase Date, as the case may be (and without any interest or payment in respect of any such delay).

     SECTION 110. Conversion of the Series G Senior Notes. (a) A Holder may convert its Series G Senior Notes for Common Stock at any time during the periods specified in the fourth paragraph of the reverse of the Series G Senior Notes.

         (b) The initial Conversion Rate is 13.5865 shares of Common Stock issuable upon conversion of $1,000 principal amount of a Series G Senior Note (the "Conversion Rate"), subject to adjustment as herein set forth. A Holder may convert a portion of the principal amount of Series G Senior Notes if the portion is $1,000 or an integral multiple thereof.

         (c) To convert Series G Senior Notes, the requirements set forth in this Section 110(c) and in the fourth through ninth paragraphs of the reverse of the Series G Senior Notes must be satisfied.

                  (i) To convert the Series G Senior Notes, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Series G Senior Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the

         Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Series G Senior Notes in certificated form, surrender the Notes to the Conversion Agent or with respect to Series G Senior Notes represented by Global Securities, cause the book-entry transfer thereof to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate (or credit the book-entry transfer of such shares of Common Stock) for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 110(d).

                  (ii) of Series G Senior Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Series G Senior Notes at any time after the close of business on such Regular Record Date. Series G Senior Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Series G Senior Notes; provided, however, that no such payment need be made with respect to Series G Senior Notes in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest (or Contingent Interest, if any) exists at the time of such conversion. Except as described above, no payment or adjustment will be made for accrued interest on converted Series G Senior Notes.

                  (iii) The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Series G Senior Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Series G Senior Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Series G Senior Notes, such Person shall no longer be a Holder of such Series G Senior Notes.

                  (iv) No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 110(g) or as otherwise provided in the Indenture. If a Holder converts more than one Series G Senior Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Series G Senior Notes converted. Upon surrender of a Series G Senior Note that is converted in part, the

         Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Series G Senior
         Note in an authorized denomination equal in principal amount to the unconverted portion of the Series G Senior Note surrendered. If the last day on which Series G Senior Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Series G Senior Notes may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day. A Holder of Series G Senior Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Series G Senior Notes to Common Stock, and only to the extent such Series G Senior Notes are deemed to have been converted into Common Stock pursuant to this Section 110.

         (d) The Company shall not issue a fractional share of Common Stock upon conversion of Series G Senior Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

         (e) If a Holder converts Series G Senior Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company's withholding any tax required by law.

         (f) The Company shall, prior to issuance of any Series G Senior Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Series G Senior Notes. All shares of Common Stock delivered upon conversion of the Series G Senior Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Series G Senior Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on the New York Stock Exchange, or, if not listed thereon, on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted. Each share of Common Stock issued upon conversion of the Series G Senior Notes shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be ("Rights"), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement").

         (g) The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (i) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 110(g)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 110(g)(i) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (ii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase at such below Current Market Price. For the purposes of this
         Section 110(g)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. Such adjustment pursuant to this Section 110(g)(ii) shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Current Market Price per share of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (iii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (iv) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash, property or assets (but excluding any rights, options or warrants referred to in Section 110(g)(ii) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in
         Section 110(g)(i)) (any of the foregoing hereinafter in this Section 110(g)(iv) called the "Distributed Securities"), the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Distributed Securities applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion the amount of Distributed Securities such holder would have received had such holder converted the Series G Senior Note on the date fixed for such determination. If such dividend or distribution is not so paid or made, the

         Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 110(g)(iv) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this Section 110(g)(iv) is applicable, Sections 110(g)(i) and (ii) shall not be applicable.

                  Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 110(g) (and no adjustment to the Conversion Rate under this Section 110(g) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 110(g)(iv). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Original Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 110(g) was made, (I) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (II) in the case of such rights, options or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

                  For purposes of this Section 110(g)(iv) and Section 110(g)(i) and Section 110(g)(ii), any dividend or distribution to which this
         Section 110(g)(iv) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (x) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by this Section 110(g)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (y) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 110(g)(i) and 110(g)
         (ii) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 110(g)(i).

                  (v) In case the Company shall make any dividend or distribution consisting exclusively of cash to all holders of outstanding shares of Common Stock (excluding (I) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, or (II) any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the dividend threshold amount ($0.645 initially being the "Dividend Threshold Amount" and such amount being subject to adjustment from time to time in a manner inversely proportional to adjustments to the Conversion Rate, provided that there shall be no adjustment to the Dividend Threshold Amount for adjustments to the Conversion Rate under this Section 110(g)(v))), then the Conversion Rate will be adjusted by multiplying the applicable Conversion Rate by a fraction, the numerator of which will be the Current Market Price minus the Dividend Threshold Amount and the denominator of which will be the Current Market Price minus the amount per share of such dividend or distribution, such adjustment to be effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if an adjustment is required to be made under this clause as a result of a distribution that is not a quarterly dividend, the dividend threshold amount will be deemed to be zero; and provided further that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Series G Senior Note on the date fixed for such determination.

                  (vi) If a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock expires and such tender or exchange offer (as amended up to the expiration thereof) requires the payment to tendering stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that as of the last time (the "Expiration Time") tenders or exchanges may be made under such tender or exchange offer (as it may be amended) exceeds the average of the Last Reported Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately before the Expiration Time by a fraction, (I) the numerator of which shall be the sum of (x) the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the average of the Last Reported Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, and (II) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the average of the Last Reported Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares under any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  (vii) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 110(h)(iv) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of Section 110(g)(iv)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of Section 110(g)(iii)).

                  (viii) In the event that the Company makes a distribution to all holders of its Common Stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Spin-off Market Price per share of the Common Stock and the denominator shall be the Spin-off Market Price per share of the Common Stock plus the Spin-off Market Price per share or similar equity interest of the subsidiary or other business unit of the Company, such adjustment to become effective 10 Trading Days after the effective date of such distribution of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Company; provided that if (x) the average of the Spin-Off Market Price of the Common Stock minus (y) the Spin-Off Market Price of the securities distributed in respect of each share of Common Stock for which this Section 110(g)(viii) applies is less than $1.00, then the adjustment provided by for by this Section 110(g)(viii) shall not be made and in lieu thereof the provisions of Section 110(g)(iv) shall apply to such distribution. In any case in which this Section 110(g)
         (viii) is applicable, Sections 110(g)(i), (ii) and (iv) shall not be applicable.

                  (ix) All adjustments to the Conversion Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (x) Notwithstanding the provisions of Section 110(g)(ii) or
         (iv), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Series G Senior Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder's Series G Senior Notes.

                  (xi) So long as each share of Common Stock issued upon conversion of the Series G Senior Notes is entitled to receive the appropriate number of Rights, if any, that shares of Common Stock are entitled to receive in accordance with the terms of any Rights Agreement, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights under a Rights Agreement; provided that an adjustment to the Conversion Rate shall be made in accordance with Section 110(g)(iv) if the Rights separate from the Common Stock.

                  (xii) For purposes of this Section 110(g), "Fair Market Value" means the amount that a willing buyer would pay a willing seller in an arm's-length transaction. In the case of marketable equity securities, the Fair Market Value shall be determined based on the prevailing market price of such securities.

         (h) Conversion rate adjustments:

                       (i) No adjustment to the Conversion Rate need be made:

                           (1) upon the issuance of any shares of Common Stock
                  pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                           (2) upon the issuance of any shares of Common Stock
                  or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                           (3) upon the issuance of any shares of Common Stock
                  pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (2) above and outstanding as of the date the Series G Senior Notes were first issued;

                           (4) for a change in the par value of the Common
                 Stock; or

                           (5) for accrued and unpaid interest.

                           To the extent the Series G Senior Notes become
                 convertible into cash, assets or property (other than capital stock of the Company or securities to which Section 110(h)(iv) applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

                 (ii) Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                 (iii) The Company may make such increases in the Conversion Rate, in addition to those required by Section 110(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The notice shall state the increased Conversion Rate and the period it shall be in effect.

                 (iv) If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or binding share exchange of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (c) any sale or conveyance of all or substantially all of the assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Conversion Rate will not be adjusted. If any of the events described in the preceding sentence occur, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture or otherwise amend the terms of the Series G Senior Notes, to provide that each Series G Senior Note shall be convertible into the kind and amount of shares of stock, other securities or property or assets (including cash) that the Holder of the Series G Senior Note would have received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance if such Holder had converted such Series G Senior Note into the number of shares of Common Stock issuable upon conversion of such Series G Senior
         Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture or other amendment to the Series G Senior Notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 110(g). The Company shall cause notice of the execution of such supplemental indenture or amendment of the Series G Senior Notes to be mailed to each Holder, at its address appearing on the Series G Senior Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances. If this Section 110(h)(iv) applies to any event or occurrence, Section 110(g) shall not apply.

                  (v) The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Series G Senior Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Series G Senior Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 110. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 110(h)(iv) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable by Holders upon the conversion of their Series G Senior Notes after any event referred to in such Section 110(h)(iv) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by the fourth paragraph of the reverse of the Series G Senior Notes has occurred which makes the Series G Senior Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent an Officers' Certificate stating that such event has occurred, on which Certificate the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such Officers' Certificate to the Trustee and the Conversion Agent immediately after the occurrence of any such event.

                  (vi) After an adjustment to the Conversion Rate under Section 110(g), any subsequent event requiring an adjustment under Section 110(g) shall cause an adjustment to the Conversion Rate as so adjusted.

                  (vii) Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 110(g) or 110(h), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of 110(g) or 110(h) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         (i) On conversion of a Series G Senior Note, that portion of accrued and unpaid interest on the converted Series G Senior Note attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date and Tax Original Issue Discount accrued through the Conversion Date with respect to the converted Series G Senior Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the Series G Senior Note being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest and Tax Original Issue Discount accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the principal amount of the Series G Senior Note being converted pursuant to the provisions hereof.

         SECTION 111. Additional Events of Default. In addition to those matters set forth in Section 501 of the Original Indenture, an "Event of Default" with respect to the Series G Senior Notes shall also mean any of the following events:

         (i) default in the payment of any interest upon the Series G Senior Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (ii) default in the payment of the principal of the Series G Senior Notes, at their Maturity, upon a redemption by the Company pursuant to Section 106, or pursuant to the Company's obligation to repurchase Series G Senior Notes upon the occurrence of a Fundamental Change pursuant to Section 107 or upon the exercise by a holder of its option to require the Company to repurchase such holder's Series G Senior Notes pursuant to Section 108;

         (iii) default in the Company's obligation to convert the Series G Senior Notes upon exercise of a Holder's conversion right; or

     (iv) failure to provide notice of a Fundamental Change on or before the 30/th/ day after the occurrence of such Fundamental Change.

     SECTION 112. Amendments; Waiver. In addition to those matters set forth in
Section 902 of the Original Indenture, with respect to the Series G Senior Notes, no amendment or supplemental indenture shall without the consent of the Holder of each Series G Senior Note affected thereby:

     (i) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Series G Senior Notes; or

     (ii) make any change that adversely affects the Holders' right to convert the Series G Senior Notes in accordance with their terms and Indenture.

     In addition, with respect to the Series G Senior Notes, to the extent set forth in Section 513 of the Original Indenture, the Holders of at least a majority in aggregate principal amount of the Outstanding Series G Senior Notes may waive an existing default other than: (I) any default by the Company in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Series G Senior Notes, or (II) any default which constitutes a failure to convert any Series G Senior Note in accordance with its terms and the Indenture.

     SECTION 113. Register of Securities; Paying Agent; Conversion Agent. Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar with respect to the Series G Senior Notes with the Place of Payment for the Series G Senior Notes initially being the Corporate Trust Office. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

     SECTION 114. Calculations. The Company will be responsible for making all calculations called for under the Series G Senior Notes. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Last Reported Sale Price, Spin-off Market Price, accrued interest payable (including any Contingent Interest) on the Series G Senior Notes and Conversion Rate of the Series G Senior Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification; provided, however, that in connection with the Company's obligation to pay Contingent Interest under Section 103(b) hereof, the Company shall determine whether Contingent Interest is payable with respect to an Interest Period and shall deliver to the Trustee and the Paying Agent no later than the first Business Day of each Interest Period with respect to which it has determined that Contingent Interest is payable an Officers' Certificate evidencing such determination, setting forth the calculations on which such determination is based and setting forth the amount of interest which will accrue on the Series G Senior Notes during such Interest Period. The Trustee and the Paying Agent may conclusively rely on such Officers' Certificate and may conclusively assume that no Contingent Interest is payable for any Interest Period for which they have not received such Officers' Certificate. The Trustee and the Paying Agent shall not be responsible for making any calculation or determination referred to in this Section 114. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

     SECTION 115. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Series G Senior Notes each beneficial holder of Series G Senior Notes will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Series G Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Series G Senior Notes as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Series G Senior Notes. A Holder of Series G Senior Notes may obtain the issue price, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Series G Senior Notes by submitting a written request for such information to the Company at the following address: Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention:
Corporate Secretary.

     SECTION 116. Sinking Fund. The Series G Senior Notes shall not have a sinking fund.

     SECTION 117. Additional Interest. Any principal of and installment of interest on the Series G Senior Notes that is overdue shall bear interest at the rate of 2.125% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 118. Limitation on Liens. The Company will not, while any of the Series G Senior Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Series G Senior Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

     (a) purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

     (b) Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Series G Senior Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Series G Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

     (c) Liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

     (d) indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms
(i) is secured by a mortgage on all or a portion of the property of such Person,
(ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

     (e) indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

     (f) Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Series G Senior Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

     (g) Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

     (h) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

     (i) any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders' equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

     This Section 118 has been included in this Twenty-Third Supplemental Indenture expressly and solely for the benefit of the Series G Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Twenty-Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series G Senior Notes and of this Twenty-Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twenty-Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Executed in Counterparts. This Twenty-Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 204. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series G Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations; and provided further that delivery by any such subsidiary of shares of Common Stock upon conversion of the Series G Senior Notes shall be effected in a manner that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof. The rights and obligations of the Company under the Indenture with respect to the Series G Senior Notes may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

                                   DOMINION RESOURCES, INC.

                                   By:_________________________________________

                                   Name:
                                   Title:

                                   JPMORGAN CHASE BANK, as Trustee

                                   By:__________________________________________

                                   Name:________________________________________
                                   Title:_______________________________________

                                    EXHIBIT A

                                     FORM OF
                  2003 SERIES G 2.125% CONVERTIBLE SENIOR NOTE
                                    DUE 2023

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

         [THIS SERIES G SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES G SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES G SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**

                 ==============================================
                            DOMINION RESOURCES, INC.

                 ==============================================
                                  $___,000,000
                  2003 SERIES G 2.125% CONVERTIBLE SENIOR NOTE
                                    DUE 2023

No. R-                                                       CUSIP No. 25746UAP4

         Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the "Holder"), the principal sum of _____________________ Dollars ($___________) on
December 15, 2023 and to pay interest thereon from December 11, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2004, at the rate of 2.125% per annum, until the principal hereof is paid or made available for

_______________________
** Insert in Global Securities.

payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 2.125% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series G Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series G Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15/th/ calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series G Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series G Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series G Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payments of interest on the Series G Senior Notes will include interest accrued to but excluding the respective Interest Payment Date, Redemption Date, Put Date or Fundamental Change Purchase Date, as the case may be. Interest payments for the Series G Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series G Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal of and interest on this Series G Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen
(16) days prior to the date for payment by the Person entitled thereto.

         The Securities of this series shall be redeemable, in whole or from time to time in part, at the option of the Company on any date on or after December 20, 2006 (a "Redemption Date"), at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Redemption Date.

         Notice of any redemption by the Company will be mailed at least 20 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed. If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption. In the event that any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Securities of this series are to be redeemed at the ption of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of the Securities of this series in amounts of whole multiples of $1,000.

         A Holder shall have the option to require the Company to purchase any or all of the Securities of this series held by such Holder on December 15, 2006, December 15, 2008, December 15, 2013 and December 15, 2018 (each, a "Put Date") at a purchase price (the "Purchase Price") equal to the principal amount of the Securities of this series to be purchased plus any accrued and unpaid interest to but excluding the Put Date, upon delivery of a Put Notice containing the information set forth in the Indenture, from the opening of business on the date that is 25 Business Days prior to such Put Date until the close of business on the fifth Business Day prior to such Put Date and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture.

         If a Fundamental Change shall occur at any time prior to Stated Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Securities of this series or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the date designated by the Company that is no later than 30 days after the date of the Company Purchase Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to the principal amount of Securities of this series purchased plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the Indenture.

         Holders have the right to withdraw any Put Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Securities of this series or portions thereof to be purchased as of the Fundamental Change Purchase Date or the Put Date, as the case may be, is deposited with the Paying Agent on the Fundamental Change Purchase Date or the Put Date, as the case may be, interest shall cease to accrue on such Securities of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon surrender of such Note).

         In the event of redemption or purchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         The Securities of this series shall not have a sinking fund.

         Reference is hereby made to the further provisions of this Series G Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series G Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                   DOMINION RESOURCES, INC.



                                         By:____________________________________
                                         Name:
                                         Title:

                         REVERSE OF SERIES G SENIOR NOTE

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000, as heretofore supplemented and amended and as further supplemented by a Twenty-Third Supplemental Indenture dated as of December 1, 2003 (collectively, as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Series G Senior Notes"), which is unlimited in aggregate principal amount.

         The Company shall pay Contingent Interest in cash to the Holders of the Securities of this series in respect of any six-month period from June 15 to December 14 and from December 15 to June 14, commencing with the six-month period beginning December 15, 2006, if the average Trading Price for each $1,000 principal amount of the Securities of this series for the Applicable Five Trading Day Period with respect to such Interest Period equals 120% or more of such principal amount of the Securities of this series. The amount of Contingent Interest payable per $1,000 principal amount of Securities of this series in respect of any Interest Period shall equal 0.25% of the average Trading Price for each $1,000 principal amount of the Securities of this series for the Applicable Five Day Trading Period with respect to such Interest Period. Contingent Interest, if any, will accrue from June 15 or December 15, as applicable, and will be payable in the same manner, at the same times and to the same Persons as ordinary interest. All payments of Contingent Interest shall be made in cash.

         Upon determination that Holders of the Securities of this series will be entitled to receive Contingent Interest during an Interest Period, as promptly as practicable after such determination, the Company shall provide notice thereof to the Holders of the Securities.

         Subject to the procedures set forth in the Indenture, a Holder may convert Securities of this series into Common Stock of the Company on or before the close of business on December 14, 2023 during the periods and upon satisfaction of at least one of the conditions set forth below:

                  (a) in any calendar quarter after the quarter ended March 31, 2004 (and only during such calendar quarter) if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter equals or exceeds 120% of the Conversion Price on such last Trading Day;

                  (b) to the extent that the Company calls this Security or any portion thereof for redemption, in the case of such Security or portion thereof, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

                  (c) (1) if the Company elects to (A) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 45 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price on the Trading Day immediately preceding the declaration date of such distribution or
         (B) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors and set forth in a Board Resolution exceeding 5% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution. In the case of the foregoing clauses (A) and (B), the Company must notify the Holders of the Securities of this series at least 20 Business Days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders of the Securities of this series may surrender such Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, a Holder of the Securities of this series may not exercise the foregoing right to convert if the Holder may participate in the distribution without converting its Securities. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution; or (2) in the event that the Company becomes a party to a consolidation, merger, binding share exchange or transfer of all or substantially all its assets pursuant to which the Common Stock would be converted into cash or property (other than securities), at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction (or, if such consolidation, merger, share exchange or transfer of assets is a Fundamental Change, until the Fundamental Change Purchase Date); or

                  (d) during any period that (1) the long-term credit ratings assigned to the Securities of this series by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services are lower than Baa3 and BBB-, respectively; (2) both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services no longer rate the Securities of this series or have withdrawn their ratings with respect to the Securities of this series; or (3) either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services no longer rates the Securities of this series or has withdrawn or suspended such rating and the remaining rating is lower than Baa3 or BBB-, as applicable (references to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services include any successors to those entities).

         Securities of this series in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities of this series may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 13.5865 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.

         Holders of Securities of this series at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Regular Record Date. Securities of this series surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities of this series (except with respect to Securities of this series in respect of which a Redemption Date or Fundamental Change Purchase Date has been set that falls within this period or on such Interest Payment Date or to the extent any overdue interest (or Contingent Interest, if any) exists at the time of such conversion). Except as described above, no payment or adjustment will be made for accrued interest on converted Securities of this series.

         To convert the Securities of this series a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date and Tax Original Issue Discount accrued through the Conversion Date with respect to such converted Securities shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest and Tax Original Issue Discount accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the principal amount of such Securities being converted pursuant to the provisions hereof.

         If an Event of Default with respect to Series G Senior Notes shall occur and be continuing, the principal of the Series G Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series G Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series G Senior Note and of any Series G Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series G Senior Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Series G Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series G Senior Notes, the Holders of not less than a majority in principal amount of the Series G Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series G Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series G Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

         No reference herein to the Indenture and no provision of this Series G Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series G Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series G Senior Note is registrable in the Security Register, upon surrender of this Series G Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series G Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series G Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Company will be responsible for making all calculations called for under the Series G Senior Notes. These calculations include, but are not limited to, determination of the Trading Price, Current Market Price, Last Reported Sale Price, Spin-off Market Price, accrued interest payable (including any Contingent Interest) on the Series G Senior Notes and Conversion Rate. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders of the Series G Senior Notes. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

         The Series G Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series G Senior Notes are exchangeable for a like aggregate principal amount of Series G Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series G Senior Note or Series G Senior Notes to be exchanged at the office or agency of the Company.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Series G Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series G Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company agrees, and by acceptance of beneficial ownership interest in the Securities of this series each beneficial holder of such Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities of this series as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of such Securities as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities of this series. A Holder of Securities of this series may obtain the issue price, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for such Securities by submitting a written request for such information to the Company at the following address: Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention: Corporate Secretary.

         All terms used in this Series G Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                    as tenants in common

TEN ENT -                    as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -          __________________________ Custodian for
                             (Cust)

                             __________________________
                             (Minor)

                             Under Uniform Gifts to Minors Act of

                             __________________________
                             (State)

Additional abbreviations may also be used though not on the above list.
______________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

_______________________________________________________________________________.

     (please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Series G Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.



_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

agent to transfer said Series G Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____

                                          ______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                            FORM OF CONVERSION NOTICE

To:  Dominion Resources, Inc.

     The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Dominion Resources, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated: ________________           ____________________________________________
                                              Signature(s)

                                   Signature(s) must be guaranteed by a
                                   commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities are to be delivered, other than to or in the name of the registered holder.

                                   _____________________________________________
                                   Signature Guarantee

Fill in for registration of shares of Common Stock or Securities if to be issued other than to and in the name of the registered holder:

____________________________                        Certificate No.(s) of Securities (not required
(Name)                                              for Global Securities) __________________

___________________________
(Street Address)                                    Principal amount to be converted
___________________________________________         (if less than all):$________,000
___________________________________________
________________________________________
(City, state and zip code)
Please print name and address                       _____________________________
                                                    Social Security or Other Taxpayer Number

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Dominion Resources, Inc.

     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Dominion Resources, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated: ________________           ____________________________________________
                                              Signature(s)

                                   Signature(s) must be guaranteed by a
                                   commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered other than to or in the name of the registered holder.

                                   ____________________________________________
                                   Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of the registered holder:

____________________________           Certificate No.(s) of Securities (not required
(Name)                                 for Global Securities) __________________

_____________________________
(Street Address)                       Principal amount to be purchased
_________________________________      (if less than all): $__________,000
_________________________________
_______________________________
(City, state and zip code)
Please print name and address          ____________________________________
                                       Social Security or Other Taxpayer Number

                               FORM OF PUT NOTICE

To: Dominion Resources, Inc.

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Dominion Resources, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms and conditions specified in this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                 ____________________________________________

                   _____________________________________________
                      Signature(s)

                   Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Securities are to be delivered other than to or in the name of the registered holder.

                   _____________________________________________________
                      Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of the registered holder:

____________________________          Certificate No.(s) of Securities (not required
(Name)                                for Global Securities) __________________
______________________________
(Street Address)                      Principal amount to be purchased
___________________________________   (if less than all):$__________,000
___________________________________
_________________________________
(City, state and zip code)
Please print name and address         ______________________________
                                      Social Security or Other Taxpayer Number

                                    EXHIBIT B
                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      JPMORGAN CHASE BANK,
                                      as Trustee

                                      By: ________________________________
                                          Authorized Officer